UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2011

PolyMedix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 17, 2011, PolyMedix, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders.  At  the meeting, the shareholders voted on: (1) the election of seven directors, (2) a non-binding, advisory vote regarding the compensation of the Company’s named executive officers, (3) a non-binding, advisory vote regarding the frequency of advisory votes on the compensation of the Company’s named executive officers and (4) the ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The voting results on these proposals were as follows:

Proposal 1:  Election of Seven Directors

Director	Votes For	Withheld	Broker Non-votes
Nicholas Landekic	27,578,328	12,563,664	36,683,807
Brian Anderson	28,502,057	11,819,935	36,683,807
Richard Bank, M.D.	29,528,207	10,793,785	36,683,807
Michael Lewis, Ph.D.	29,659,707	10,662,285	36,683,807
Stefan Loren, Ph.D.	29,636,707	10,685,285	36,683,807
Shaun O’Malley	29,576,757	10,745,235	36,683,807
Douglas Swirsky	29,518,457	10,803,535	36,683,807

Proposal 2:  Advisory, non-binding vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-votes
30,433,628	8,561,207	1,327,157	36,683,807

Proposal 3:  Advisory, non-binding vote on the frequency of shareholder advisory votes on the compensation of the Company’s named executive officers

One-Year	Two-Year	Three-Year	Abstentions	Broker Non-votes
22,942,063	3,311,509	12,984,150	1,084,270	36,683,807

Proposal 4:  Ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accountant firm for the year ending December 31, 2011

Votes For	Votes Against	Abstentions
74,879,141	584,625	1,542,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyMedix, Inc.

Date: June 20, 2011	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer